UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

ECOTALITY, INC.
(Exact name of Registrant as specified in charter)

Nevada	000-50983	68-0515422
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6821 E. Thomas Road
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 219-5005

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 1, 2009 Ecotality Inc. (the “Company”) has elected not to renew the employment agreement of Darrell Musick, the Chief Executive Officer (CEO) of the Innergy Power Division and the Ecotality Stores subsidiary of Ecotality Inc.  Mr. Musick had served as the CEO of Innergy and Ecotality Stores since October 1, 2007 and had been retained through a time-bound contract that expired on December 31, 2008 which was not renewed.

The decision not to continue this CEO position at the division level is in alignment with our strategic direction to streamline and to more cohesively integrate our respective division and subsidiary operations as we move forward.  To maintain continuity in the short term as we take this opportunity to reassess our organizational structure, the executive management of the Innergy Power Division and the Ecotality Stores subsidiary will report directly to the CEO of Ecotality Inc, the parent company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit
-None-
Signatures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOTALITY, INC.

(Registrant)

Signature	Title	Date

/s/ Jonathan R. Read	President and CEO	January 7, 2009
Jonathan R. Read

/s/ Harold Sciotto	Secretary	January 7, 2009
Harold Sciotto

/s/ Barry S. Baer	Chief Financial Officer	January 7, 2009
Barry S. Baer